Exhibit 10.6

EXHIBIT A

STATEMENT OF WORK #004 [***]

This Statement of Work 004 (the “SOW”), effective as of September 11, 2020 (the “SOW Effective Date”), is made pursuant to, and as part of, that certain Master Service Agreement (the “Agreement”) effective April 17, 2020 between Kindred Biosciences, Inc., (“KindredBio”) and Vaxart Inc. (“Vaxart” or “Company”). KindredBio and Vaxart are referred to herein individually as a “Party” and collectively as “Parties”.

This SOW is a “Work Order” for purposes of the Agreement. Pursuant to Article 2 of the Agreement, this SOW (including any attachments hereto) shall be governed by the terms of the Agreement and, if applicable, any amendments to the Agreement agreed to by the Parties and set forth in this SOW under the section below, entitled “Amendments to Agreement.” Any such modifications shall apply only to this SOW and not to any previous or subsequent SOW, unless expressly stated otherwise in such other SOW.

Term of SOW: Notwithstanding the terms of the Agreement, the parties agree this SOW may be terminated solely for material breach, or upon mutual agreement and that neither party may terminate the Services herein for convenience [***].

Amendments to Agreement – See below.

Project Title: [***]

Services (including deliverables): KindredBio will provide the services and deliverables described in the Attachment to this document [***]

Term of Services:

Expected Start Date of Services: Services will commence upon execution of this SOW. Preliminary work has been performed by KindredBio in advance of execution of this SOW as agreed by the Parties.

Expected End Date of Services: KindredBio will complete all Tasks listed in this SOW by [***]. Completion date is subject to timely receipt of materials and equipment to be provided by Company.

Materials & Facility Provided by KindredBio: [***]

Materials & Equipment Provided by Company: [***]

Dedicated Equipment & Supplies: Any dedicated equipment and supplies required for Vaxart processes, including but not limited to downstream columns/equipment, shall be provided by Vaxart or Vaxart shall reimburse KindredBio for actual costs upon invoice. Dedicated equipment shall be owned by Vaxart.

Fees: The fees for Services pursuant to this SOW are listed in the Attachment according to the various Tasks comprising the Services.

Invoicing: KindredBio may invoice Company for the fees listed for each individual task under Task 7 in the Attachment upon completion of the tasks as defined in the Attachment to this SOW. All invoices shall be paid to Kindred in accordance the payment conditions stipulated in the Agreement.

IN WITNESS WHEREOF, the Parties have caused this SOW to be executed by their duly authorized representatives as of the SOW Effective Date.

VAXART INC.		KINDRED BIOSCIENCES, INC.

By:	/s/ Andrei Floroiu	By:	/s/ Richard Chin

Name:	Andrei Floroiu	Name:	Richard Chin

Title:	CEO	Title:	CEO

Date:	9/11/2020	Date:	9/11/2020

Attachment to Statement of Work #004 [***]

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The following list of Tasks are the activities KindredBio needs to perform to accomplish the scope of work of this SOW. The fees for each Task are as set forth below. The fees set forth below are inclusive of all costs associated with the Tasks.

Task 7: [***]

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Payment for [***] shall be due within [***] of receipt of invoice.

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Deliverables:

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